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                                                                   EXHIBIT 99.11


Consent of Independent Accountants

We consent to the incorporation by reference in Post-Effective Amendment No. 5 to the registration statement on Form N-1A of our report dated February 17, 1999, relating to the financial statements and financial highlights of the Fund, which report is included in the Annual Report to shareholders for the year ended December 31, 1998 Which is incorporated by reference in the Statement of Additional Information. We also consent to the reference in the Statement of Additional Information to our Firm under the caption "Counsel and Auditors."



PricewaterhouseCoopers
New York, New York  10036
February 26, 1999